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                                                                                                 EXHIBIT 11


                                     BERGEN BRUNSWIG CORPORATION
                                     ---------------------------
                                  COMPUTATION OF EARNINGS PER SHARE
                            FOR THE THREE YEARS ENDED SEPTEMBER 30, 1997
                        (in thousands except for share and per share amounts)
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                                                                                  Years Ended
                                                                                 September 30,
                                                                    ---------------------------------------
                                                                        1997          1996         1995
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
DATA AS TO EARNINGS
      Net earnings applicable to common and
          common equivalent shares                                      $81,679      $73,533      $63,942
                                                                    ======================================

DATA AS TO NUMBER OF COMMON AND
      COMMON EQUIVALENT SHARES:
      Weighted average number of Class A shares outstanding          50,206,625   49,974,063   49,485,838
      Common equivalent shares assuming issuance of shares
           represented by outstanding employees' stock options:
           Additional shares assumed to be issued                     2,328,118    2,092,007    1,642,799
           Reduction of such additional shares assuming
                proceeds invested in treasury stock (at average
                market prices during each year)                      (1,820,426)  (1,742,230)  (1,377,444)
                                                                    --------------------------------------
           Average number of common and common
                equivalent shares outstanding                        50,714,317   50,323,840   49,751,193
                                                                    ======================================

EARNINGS PER COMMON AND COMMON
      EQUIVALENT SHARE OUTSTANDING:
           Net earnings                                                $   1.61     $   1.46     $   1.29
                                                                    ======================================




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